EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered as of the 20th day of December, 1998 by and between Docucon, Incorporated, a corporation organized and existing under the laws of the State of Delaware ("Company"), and Warren D. Barratt, an individual residing in Westtown, Chester County, Pennsylvania ("Employee").

      FOR AND IN CONSIDERATION of the mutual covenants herein contained and the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. INTRODUCTION. It is the intent and purpose of Company and Employee to specify in this Agreement the terms and conditions of Employee's employment with Company.

      2. EMPLOYMENT. Company hereby employs Employee and Employee hereby accepts employment with Company on the terms and conditions herein set forth. In consideration of Employee's employment by Company, Employee agrees to the terms, conditions and covenants of this Agreement.

      3. TERM OF EMPLOYMENT. This Agreement shall be effective as of December 20, 1998 and shall continue through the third anniversary of such date.

      4. DUTIES AND RESPONSIBILITIES. Employee is hereby employed as, and shall serve in the capacity of, Senior Vice President and Chief Financial Officer of Company. Employee shall have the duties and responsibilities normally performed by an executive officer in such position, and shall perform services commensurate with such position for Company as may be determined from time to time by the Board of Directors of Company. Employee shall report to the President/Chief Executive Officer of Company and shall perform services hereunder as directed by the President/Chief Executive Officer of Company. During the term of this Agreement Employee's primary business interest shall be the Company, and Employee shall devote such of his time, attention, skills and energies as may be necessary to discharge his duties and responsibilities hereunder. Employee shall, in the performance of services hereunder, use his best efforts to serve and advance the interest of Company well and faithfully.

      5. COMPENSATION AND BENEFITS. The compensation and other benefits payable to or accruing to Employee under this Agreement shall constitute the full consideration to be paid to Employee for all services to be rendered by Employee to Company and all other agreements of Employee hereunder.

               5.01 SALARY. As compensation for all services of whatever type rendered by Employee in the performance of these duties under this Agreement and for all other agreements and undertakings of Employee hereunder, Company shall pay to Employee a minimum annual salary as set forth in this Section 5.01. Employee's annual salary ("Base Salary") shall initially be One Hundred Forty Thousand Dollars ($140,000.00). Such Base Salary shall be payable in equal regular installments in accordance with Company's customary payroll payment policy.

      Employee's Base Salary will be reviewed annually by the Compensation Committee of the Board of Directors of the Company for adjustment based on performance in accordance with Company's normal compensation policies and practices. Employee's Base Salary shall never be decreased below its then current level. It is specifically understood and agreed that a portion of Employee's Base Salary hereunder is attributable to Employee's agreement, pursuant to Section 10 hereof, to maintain the confidentiality of "Confidential Information" (as herein defined), both during and after the term of this Agreement, and that Employee's Base Salary would be reduced significantly if Employee did not agree to be bound by the terms of Section 10. It is further understood and agreed that a portion of Employee's annual salary is attributable to Employee's agreement, pursuant to Section 11 hereof, not to compete with Company either during or for a specified period of time after the expiration or termination of this Agreement and that Employee's Base Salary would be reduced significantly if Employee did not agree to be bound by the terms of Section 11 hereof. Employee agrees that he is being fairly and reasonable compensated for the agreements undertaken by Employee pursuant to Sections 10 and 11 hereof.

      5.02 BONUS. In addition to the Base Salary set forth above, Employee shall be eligible for a targeted annual bonus of 50% of Employee's Base Salary, the amount of such annual bonus to be determined by the Compensation Committee of the Board of Directors. Such annual bonus will be paid not later than one hundred twenty (120) days after the end of the Company's fiscal year.

      5.03 BENEFITS. Employee shall be entitled to a paid vacation each year of not less than four (4) weeks, the times for such vacation to be mutually agreed upon by Employee and Company. As an executive officer of Company, Employee shall be entitled to participate in the Company benefit programs designed for Company employees with similar salaries, duties and/or responsibilities.

      5.04 EXPENSES. Company shall pay or reimburse Employee for all reasonable and necessary expenses actually incurred or paid by Employee during the term of this Agreement in the performance of Employee's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting documents as Company may reasonably require.

      5.05 STOCK OPTIONS. Upon the Effective Date, Company shall award to Employee stock options to purchase (i) up to 25,000 shares of common stock of the Company under the 1998 Employee Stock Option Plan and (ii) up to 75,000 shares of common stock of the Company under the 1998 Executive Non-Statutory Plan. The terms and conditions of the foregoing stock options and awards shall be governed exclusively by the applicable plan and related stock option agreements. Acceptance by Employee of the form and terms (including but not limited to option price and exercise and vesting rights) of agreements to be executed with respect to the award of stock options specified above is a condition precedent to effectiveness of this Agreement.

      6. INSURANCE. Company may, in its sole and absolute discretion, at any time after the Effective Date, apply for and procure, as owner and for its own benefit, insurance on the life of Employee, in such amounts and in such forms as Company may choose. Employee shall have no interest whatsoever in any insurance policy or policies obtained by Company, but Employee shall, at Company's request, submit to such medical examinations, supply such information and execute and deliver such documents as may be required or reasonably requested by Company or the insurance company or companies to which Company has applied for such insurance.

      7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Employee represents, warrants and agrees that: (i) Employee is not currently bound by any employment agreement, restriction or other obligation of any kind which would in any way materially interfere with or be inconsistent with the services to be provided by Employee to Company hereunder, (ii) Employee will not, during the term of this Agreement, become engaged as an employee, consultant, independent contractor or representative or in any other capacity or otherwise perform services of any kind for any person or entity or assume any such obligations or restrictions, in whatever capacity, which would in any way materially interfere with or be inconsistent with the services to be provided by Employee to Company hereunder; and, (iii) Employee is free to enter into this Agreement and the services and work product provided by Employee to Company hereunder will be original works of Employee and no portion of such services or work product, or the use or distribution thereof by Company, violates or will violate, or is or will be protected by, the right, title or interest of any patent, copyright, license or other similar property or proprietary right of any third person or entity. The representations contained in this Section shall survive the expiration or termination of this Agreement.

      8.     REGULATIONS AND POLICIES.     Employee shall, during the term of
this Agreement, comply with all Company regulations and policies, including, without limitation, security regulations.

      9. CONFIDENTIAL INFORMATION. The term "Confidential Information", as used herein, shall mean and include any and all documents, knowledge, data or information (in whatever medium) know, communicated, provided or made available to Employee, whether before or after the execution of this Agreement, which are marked with a confidentiality legend by Company or which Employee knows or reasonably should know constitute trade secrets of Company or information belonging to third parties to whom Company may have an obligation of confidentiality or which embody, comprise, relate to, are incorporated in or constitute

"Intellectual Property" (as herein defined) in any stage of development; including, in each case, all trade secrets and other proprietary ideas, concepts, know-how, methodologies and information incorporated therein; PROVIDED, HOWEVER, that Confidential Information shall not include any information or materials which are or become generally available to the public other than as a result of any breach of the provisions of this Agreement or any other agreement between Employee and Company (or their respective successors, assigns or affiliates). The term "Intellectual Property", as used herein, shall include any and all information or materials, in any medium, of a technical or a business nature relating to the actual or reasonably anticipated business of Company, such as ideas, discoveries, designs, inventions, improvements, trade secrets, know-how, manufacturing processes, product formulae, design specifications, writings and other works of authorship, computer software, financial figures, marketing plans, customer lists and data, business plans or methods and any other material relating to the actual or reasonably anticipated business of the Company. In connection with computer software, the term "Intellectual Property" shall include, without limitation, the data bases, data processing and communications networking systems, practices and procedures and other internal systems, logic and controls, and the object code, source code, source listings, programming systems, programming or systems documentation and specifications, and user, operations or systems manuals or documentation related thereto or incorporated therein, firmware, models, sketches, writings, flow charts, diagrams, graphs or data related thereto, together with all modifications, enhancements, improvements, accessions, amendments, supplements or other additions to any of the foregoing.

      10. CONFIDENTIALITY. Employee acknowledges and agrees that in his employment by Company he occupies a position of trust and confidence and that during the term of his employment under this Agreement he will have access to and will become familiar with Company's Confidential Information. Employee further acknowledges and agrees that the Confidential Information, including any and all copies thereof, constitutes trade secrets of Company and is confidential and proprietary information of Company. Employee further acknowledges and agrees that he has no right, title, interest or claim in or to any of the Confidential Information or any copies thereof. Employee agrees to maintain the confidentiality of the Confidential Information and agrees that he will not take, or permit to be taken, any action with respect to the Confidential Information (or any portion thereof) which is inconsistent with the confidential and proprietary nature of such information. Without limiting the generality of the foregoing, Employee agrees that he will not, directly or indirectly, without the prior specific written consent of Company, except as specifically required in the course of his employment,

          (i) communicate, divulge, transmit or otherwise disclose any Confidential Information to any person, firm, partnership, corporation or other entity, or

          (ii) use any confidential Information in any manner except as specifically required in connection with the performance of services hereunder, or

          (iii) copy, reproduce or otherwise duplicate any Confidential Information in any fashion, in whole or in part.

Employee agrees to take any and all steps reasonably necessary to protect the confidentiality of the Confidential Information. Employee shall, upon termination of this Agreement, immediately return to Company all Confidential Information in Employee's control or possession, including, without limitation, any and all copies thereof. This Section shall survive the expiration or termination of this Agreement.

      11.     RESTRICTIVE COVENANT AND NONCOMPETITION.

            11.01 NONCOMPETE. During the term of this Agreement, Employee shall not, directly or indirectly, own, manage, operate, join, control or participate in, or be connected with, directly or indirectly, as an officer, director, stockholder, employee, advisor, consultant, partner, owner, agent, representative or in any other capacity, any "Competitive Business"; PROVIDED, HOWEVER, that the foregoing shall not prohibit Employee from becoming a shareholder owning less than five percent (5%) of the shares of a corporation whose shares are publicly traded. As used herein, the term "Competitive Business" shall mean and include any person, firm, corporation or other entity which offers services relating to the conversion or transferring of information from paper or microform to computer accessible media or which engages in document conversion, storage and/or retrieval services or which otherwise competes in any fashion with any products or services offered by Company or which it is reasonably anticipated will be offered by Company or which it is reasonably anticipated will be offered by Company in the foreseeable future.

            11.02 UPON TERMINATION. As an independent covenant, Employee agrees that, for a period of one (1) year commencing upon the termination or expiration of this Agreement for any reason, he will not, unless granted express written permission by the Board of Directors of Company, directly or indirectly, own, manage, operate, join, control or participate in, or be connected with, directly or indirectly, as an officer, director, stockholder, employee, advisor, consultant, partner, owner, agent, representative or in any other capacity, any Competitive Business; PROVIDED, HOWEVER, that the foregoing shall not prohibit Employee from becoming a shareholder owning less than five percent (5%) of the shares of a corporation whose shares are publicly traded.

            11.03 NO USURPATION. As an independent covenant, Employee agrees, during the term of this Agreement and, upon termination or expiration of this Agreement for any reason, for a period of one (1) year thereafter, unless granted express written permission by the Board of Directors of Company, not to divert, take, solicit and/or accept on his own behalf or on behalf of any other person, firm, company or other entity, any business of any customer or client of Company whose identity became known to Employee through his employment by or involvement with Company which constitutes business relating to the actual or reasonably anticipated business of Company.

            11.04 COMPANY EMPLOYEES. As an independent covenant, Employee agrees, during the term of this Agreement and, upon termination or expiration of this Agreement for any reason, for a period of one (1) year thereafter, not to induce or attempt to influence any employee of Company to terminate his or her employment with Company.

            11.05 REASONABLENESS. Employee acknowledges and agrees that the covenants and agreements set forth in this Section are made to protect the legitimate business interests of Company, including Company's interest in Confidential Information, and not to restrict his mobility or to prevent him from utilizing his skills. Employee recognizes and acknowledges the necessarily national and international scope of the market served by Company and agrees that the restrictions set forth in this Section are reasonable.

            11.06 SURVIVAL. This Section 11 shall survive the expiration or termination of this Agreement.

      12.    OWNERSHIP OF DEVELOPMENTS AND WORK PRODUCTS.

            12.01 DEVELOPMENT. Employee agrees that any and all Intellectual Property and any and all other material relating to the actual or reasonably anticipated business or services of Company, developed, prepared, conceived, made, discovered or suggested by Employee, solely or jointly with others, during the term of this Agreement, whether on or off the premises of Company (collectively "Developments"), including all such Developments as are originated or conceived during the term of this Agreement but which are completed or reduced to practice thereafter, shall be deemed to be "works made for hire" within the meaning of Title 17, U.S.C. 101, and shall be and remain the sole and exclusive property of Company. To the extent that any such Developments may not, by operation of law, be "works made for hire", Employee hereby assigns, transfers and conveys to Company the ownership of all right, title and interest in and to such Developments, including, without limitation, all copyrights, patents and other proprietary and property rights applicable thereto, and Company shall have the right to obtain and hold in its own name such copyrights, patents or other proprietary protection which may be available or become available in such Developments. Employee agrees that Company shall have the right to keep such Developments as trade secrets, if Company chooses.

            12.02 COOPERATION. Employee agrees, at any time during the term of this Agreement and thereafter, to execute such documents and provide such additional cooperation as Company may reasonably request or require in order to perfect, evidence, protect or secure Company's right, title and interest in and to any and all such Developments. Without limiting the generality of the foregoing, either during or subsequent to Employee's employment, upon the request and at the expense of Company, and for no remuneration in addition to that due Employee hereunder pursuant to his employment by Company, Employee agrees to execute, acknowledge and deliver to Company or its attorneys any and all instruments which in the judgment of

Company or its attorneys may be necessary or desirable to secure or maintain for the benefit of Company adequate patent, copyright and/or other property or proprietary rights protection in the United States and/or foreign countries with respect to any Developments, including, but not limited to: (i) domestic and foreign patents, trademarks, service marks and copyright applications, (ii) any other applications for securing, protecting or registering any property or proprietary right, and (iii) powers of attorney, assignments, oaths, affirmations, supplemental oaths and sworn statements.

            12.03 DISCLOSURE TO COMPANY. Employee shall, during the term of this Agreement and for a period of one (1) year thereafter, disclose promptly in writing to Company all Developments, whether copyrightable, patentable or not, made, discovered, written, conceived, first reduced to practice or developed by Employee, either alone or in conjunction with any other person or entity while employed by Company.

            12.04 SURVIVAL. This Section 12 shall survive the expiration or termination of this Agreement.

      13. PERFORMANCE BY EMPLOYEE. Employee acknowledges and agrees that the value of the Confidential Information and the success and long-term viability of Company depends largely upon Employee's performance of his obligation under Sections 10, 11 and 12 of this Agreement.

      14. INJUNCTIVE RELIEF. Employee acknowledges and agrees that in the event of any unauthorized use or disclosure of Confidential Information in violation of the terms and conditions of Section 10 of this Agreement by Employee, or any breach of any of the terms and conditions of Sections 11 or 12 of this Agreement by Employee, Company will suffer irreparable injury not compensable by money damages and therefore will not have an adequate remedy available at law. Accordingly, if Company institutes an action or proceeding to enforce the provisions of Sections 10, 11 or 12 of this Agreement, Company shall be entitled to obtain such injunctive relief or other equitable remedy from a court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to such other rights as Company may have at law or in equity.

      15.     TERMINATION.

            15.01 TERMINATION. Employee's employment hereunder is terminable, with or without cause, at the will of either Company or Employee upon the giving of 30 days' prior written notice by either party. If Employee's termination is voluntary or "for cause," Company shall discontinue Employee's compensation as of the effective date of the termination of Employee's employment. If Employee's termination is involuntary and/or without cause or good reason, including, without limitation, termination resulting from the death or mental or physical disability of Employee, Employee's compensation hereunder shall continue to be paid for a period of twelve (12) months from the effective date of termination of employment. For purposes of this Agreement, "for cause" shall mean:

      (a) Any willful or intentional act of Employee which has or will have the effect of injuring the reputation or business relationships of Company or its affiliates;

      (b) Employee's conviction of or entering a plea of nolo contendere to a charge of felony or a misdemeanor involving dishonesty or fraud;

      (c) Employee's material breach of any of the terms, covenants or conditions contained in this Agreement; PROVIDED, HOWEVER, that with respect to any breach which can be effectively cured by some act of Employee, such termination of this Agreement shall be revoked if, within fourteen (14) days after receipt of notice of such breach from Company, Employee cures such breach to the reasonable satisfaction of Company or, if such cure cannot reasonably be accomplished within such fourteen (14) day period, if Employee initiates efforts to cure such breach within such fourteen (14) day period and diligently pursues such cure efforts thereafter until such cure is accomplished; or

      (d) Employee's repeated or continuous failure, neglect or refusal to perform his duties under this Agreement.

For purposes of this Agreement, "good reason" shall mean:

      (a) The assignment to Employee of a job position or title that is junior or inferior to that of Senior Vice President and Chief Financial Officer;

      (b) The assignment to Employee of duties that are materially different from the duties of Senior Vice President and Chief Financial Officer;

      (c) Any reduction in Employee's Base Salary or bonus opportunity (such bonus opportunity as defined in paragraph 5.02 above);

      (d) Any breach by Company of any stock option agreement to which employee is a party;

      (e) The Company's material breach of its obligations under this Agreement or any other plan or agreement relating to Employee's employment or compensation;

      (f) Any request or directive by the Company or its Board of Directors calling for Employee to commit, implement or participate in actions that are dishonest, unlawful or a material violation of Company policy;

      (g)   Any change in control (defined below); or

      (h) Any failure by Company to obtain the assumption of this Agreement by an assignee or successor, as required in Section 18.02 below.

For purposes of this Agreement, "change in control" shall mean:

A transaction or series of transactions (including any cash tender or securities exchange offer, merger, sale of asset, or other business combinations or contested election of directors, or any combination thereof) as the result of which (a) any person (other than the Company, a subsidiary of the Company, an employee benefit plan of the Company or of a subsidiary of the Company) together with all affiliates and associates of such persons (within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), shall become the Beneficial Owner of 40% or more of the aggregate combined Voting Power of all Voting Securities of the Company then outstanding, or (b) during any period of two consecutive calendar years there is a change of 50% or more in the composition of the Board of Directors of the Company in office at the beginning of such two-year period except for changes approved by at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes of this Agreement, a Change of Control shall be deemed to have occurred on the date upon which either of the foregoing results is consummated or becomes effective. For purposes of this Agreement, "Voting Power" means with respect to any Voting Security the maximum number of votes that such security is or would be entitled to cast generally for the election of directors, and in the case of a convertible, exercisable, or exchangeable Voting Security, considering such security both on an unconverted, unexercised, or unexchanged basis, as the case may be. "Voting Securities" means to the common stock and any other securities of the Company entitled to vote generally for the election of directors, any security convertible into or exchangeable for or exercisable for the purchase of common stock of the Company (other than employee stock options or other employee stock purchase rights), and other securities of the Company entitled to vote generally for the election of directors.

Until the effective date of termination, Employee, if requested to do so by Company, shall continue to render services to Company.

            15.02 EXCESS PARACHUTE PAYMENTS. Notwithstanding the foregoing provisions of this Section 15, if Employee will be considered (as determined in the sole opinion of a national accounting firm employed by Employee) as receiving payments, any part of which constitutes excess parachute payments, such payments shall be reduced by or, if already paid, refunded to Company in the minimum amount (such minimum amount shall be determined by the national accounting firm employed by Employee, who shall interpret and apply all applicable law and regulations in the way which results in the most favorable results for Employee and who shall so instruct Company of its determination) required to result in there being no excess parachute payments; PROVIDED, HOWEVER, (i) the payments to be made to Employee pursuant to this Section 15 shall be reduced first and in the manner requested by Employee, and (ii) if the compensation to be paid to Employee after the termination of his employment is reduced to $0.00 as a result of the operation of this subparagraph, no further reduction of any kind in any other payments to Employee shall be made, notwithstanding that any part of such remaining payments may constitute excess parachute payments. As used herein, the terms excess parachute payment and parachute payment shall have the same definition as such terms are given in Section 280G of the Internal Revenue Code of 1986, as amended and as may be amended after the date hereof ("IRC"), or as defined in any section of the IRC hereafter enacted to succeed Section 280G.

            15.03 NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any post employment payment or benefit paid or provided to Employee under this Agreement by seeking other employment or otherwise, nor shall the amount of any such payment or benefit paid or provided to Employee under this Agreement be reduced or offset by any compensation earned by Employee as the result of employment by another employer or otherwise.

      16. EFFECT OF TERMINATION. Upon the termination or expiration of this
Agreement: (i) Employee shall immediately return to Company and all Confidential Information in his possession or control (including, without limitation, all copies thereof and all materials incorporating such Confidential Information),
(ii) Employee shall have no further obligation to perform services for Company hereunder, PROVIDED, HOWEVER, that Employee shall continue to be bound by the terms of Sections 10, 11 and 12 hereof, and (iii) except to the extent specifically provided in Section 15 above, Company shall have no further obligation to compensate or provide benefits to Employee hereunder.

      17. BUSINESS KNOWLEDGE AND EXPERIENCE. Notwithstanding anything to the contrary contained in this Agreement, it is specifically understood and agreed that Employee has, prior to entering into this Agreement, developed significant business expertise, ideas and experience (collectively "Business Experience") and that such Business Experience, to the extent it applies to business operations generally and not to the specific operations, technologies or trade secrets of Company, shall not be deemed to constitute Confidential Information, and nothing contained in Section 10 of this Agreement shall be deemed to prevent Employee from using such general Business Experience in such a manner as does not violate any of the other terms and conditions of this Agreement.

      18.     GENERAL.

            18.01 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND Covenants. All representations, warranties and covenants contained herein shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.

            18.02 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives, but shall not be assignable by Employee. Any purported assignment in violation of the foregoing shall be invalid and of no force and effect. No assignment of this Agreement shall relieve the assigning party of any obligation or liability hereunder.

In the event the Company wishes to assign this Agreement, it must require the assignee expressly to assume this Agreement and agree to perform under it in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Such assumption, however, shall not constitute a release or novation with respect to the Company's obligations hereunder.

               18.03 NOTICES. Any notice, demand, payment, request, response or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be deemed to have been duly given if signed by the party giving it. Notice shall be deemed effective upon delivery by hand, or on the third business day after it is deposited in the United States mail, postage prepaid (registered or certified mail) or on the business day after it is sent by federal express or similar overnight service to the address of the parties listed below:

               if to Company:             565 East Swedesford Road, Suite 209
                                          Wayne, PA 19087

               if to Employee:            Warren D. Barratt
                                          1419 Evie Lane
                                          Westtown, PA 19382

or to such other address as the party to receive such communication has last designated by notice delivered to the other party in accordance with the foregoing provisions.

            18.04 WAIVER. Failure or delay in insisting upon strict compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof with respect to prior, such provision or any other provision hereof with respect to prior, contemporaneous or subsequent occurrences. No waiver by either party of any right hereunder or of any default shall be binding upon such party unless such waiver is in writing and signed by Employee (in the case of Employee) or a duly authorized officer or partner of Company in the case of Company.

            18.05 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the state in which the corporate headquarters is located as of the date when the course of action arose or the events in question occurred.

            18.06 ENTIRE AGREEMENT. Any and all previous employment agreements, whether written or oral, existing between Company and Employee shall be deemed to be revoked and cancelled for all purposes on the Effective Date. This Agreement, as may be amended from time to time, shall represent the sole and entire agreement between Employee and Company respecting the employment relationship between Company and Employee. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the employment relationship between Company and Employee which are not fully expressed in this Agreement.

            18.07 SEVERABILITY. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. In addition, in the event that any provision of this Agreement (or portion thereof) is determined by a court to be unenforceable as drafted by virtue of the scope, duration, extent or character of any obligation contained therein, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law.

            18.08 ATTORNEY'S FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

            18.09 REMEDIES CUMULATIVE. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party under this or any other agreement between the parties or at law, in equity or otherwise.

            18.10 LANGUAGE. The language used in this Agreement shall be deemed to be language chosen by the parties hereto to express their mutual intent, and no rule of strict construction against any party shall apply to any term or condition of this Agreement.

            18.11 AMENDMENT. This Agreement may not be modified or amended except by written agreement executed by all of the parties to this Agreement at the time of such amendment.

            18.12 HEADINGS. The descriptive headings of the sections, paragraphs and subparagraphs hereof are inserted for convenience only and do not constitute a part of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    DOCUCON, INCORPORATED ("Company")

_______________________________       By: /s/ DOUGLAS P. GILL
Warren D. Barratt ("Employee")        Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                       13